Exhibit 10




                DEUTSCHE BANK LEASE FINANCING



                       LEASE AGREEMENT

                           between

               FIRST SECURITY BANK OF UTAH, N.A.,
                 not in its individual capacity
                   but solely as Owner Trustee,
                           as Lessor,

                               and

                KANSAS CITY POWER & LIGHT COMPANY,
                            as Lessee


                    Dated as of October 18, 1995




              SIEMENS TURBINE EQUIPMENT LEASE PROGRAM


This Lease Agreement is subject to a security interest in favor of Deutsche Bank AG, New York Branch, as Agent (the "Agent") under a Credit Agreement dated as of October 18, 1995, among First Security Bank of Utah, N.A., not in its individual capacity except as expressly stated therein, but solely as the Owner Trustee, the Lenders referred to therein and the Agent, as amended or supplemented. This Lease Agreement has been executed in several counterparts. To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Agreement may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Owner Trustee on the signature page hereof.

SECTION 1.        DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 2.        DESCRIPTION OF THE EQUIPMENT AND LEASE TERM. . . . . . . . 1
         2.1.     Equipment. . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.2.     Lease Term . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.3.     Title. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.4.     Equipment Schedules. . . . . . . . . . . . . . . . . . . . 2

SECTION 3.        RENT AND RENT PAYMENT. . . . . . . . . . . . . . . . . . . 2
         3.1.     Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         3.2.     Supplemental Rent. . . . . . . . . . . . . . . . . . . . . 3
         3.3.     Performance on a Non-Business Day. . . . . . . . . . . . . 3
         3.4.     Rent Payment Provisions. . . . . . . . . . . . . . . . . . 3

SECTION 4.        UTILITY CHARGES. . . . . . . . . . . . . . . . . . . . . . 3

SECTION 5.        QUIET ENJOYMENT. . . . . . . . . . . . . . . . . . . . . . 4

SECTION 6.        NET LEASE AND ABATEMENT. . . . . . . . . . . . . . . . . . 4
         6.1.     Net Lease. . . . . . . . . . . . . . . . . . . . . . . . . 4
         6.2.     No Termination or Abatement. . . . . . . . . . . . . . . . 5

SECTION 7.        RIGHTS IN AND TO THE EQUIPMENT . . . . . . . . . . . . . . 5
         7.1.     Ownership of the Equipment . . . . . . . . . . . . . . . . 5
         7.2.     Security Interest in the Equipment . . . . . . . . . . . . 6

SECTION 8.        CONDITION AND USE OF THE EQUIPMENT . . . . . . . . . . . . 6
         8.1.     Condition of the Equipment . . . . . . . . . . . . . . . . 6
         8.2.     Possession and Use of the Equipment. . . . . . . . . . . . 7

SECTION 9.        COMPLIANCE WITH LEGAL REQUIREMENTS AND INSURANCE
                  REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . 8

SECTION 10.MAINTENANCE AND ENVIRONMENTAL INSPECTION. . . . . . . . . . . . . 8
         10.1.    Maintenance and Repair; Return . . . . . . . . . . . . . . 8
         10.2.    Environmental Inspection . . . . . . . . . . . . . . . . . 9

SECTION 11.MODIFICATIONS, SUBSTITUTIONS AND REPLACEMENTS AN
         FINANCING THEREOF . . . . . . . . . . . . . . . . . . . . . . . . .10
         11.1.  Modifications, Substitutions and Replacements. . . . . . . .10
         11.2.  Financing of Severable Optional Modifications. . . . . . . .10

SECTION 12.PROHIBITION AGAINST LIENS . . . . . . . . . . . . . . . . . . . .12

SECTION 13.PERMITTED CONTESTS OTHER THAN IN RESPECT OF
                  INDEMNITIES. . . . . . . . . . . . . . . . . . . . . . . .12

SECTION 14.INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
         14.1.    Commercial General Liability and Workers' Compensation
                  Insurance. . . . . . . . . . . . . . . . . . . . . . . . .12
         14.2.    Hazard and Other Insurance . . . . . . . . . . . . . . . .13
         14.3.    Coverage . . . . . . . . . . . . . . . . . . . . . . . . .13

SECTION 15.EVENTS OF LOSS AND ENVIRONMENTAL MATTERS. . . . . . . . . . . . .15
         15.1.    Event of Loss. . . . . . . . . . . . . . . . . . . . . . .15
         15.2.    Environmental Matters. . . . . . . . . . . . . . . . . . .17
         15.3.    Notice of Environmental Matters. . . . . . . . . . . . . .18

SECTION 16.TERMINATION FOR EVENTS OF LOSS. . . . . . . . . . . . . . . . . .18
         16.1.    Termination Upon Certain Events. . . . . . . . . . . . . .18
         16.2.    Procedures . . . . . . . . . . . . . . . . . . . . . . . .18

SECTION 17.DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
         17.1.    Lease Events of Default. . . . . . . . . . . . . . . . . .18
         17.2.    Surrender of Possession. . . . . . . . . . . . . . . . . .21
         17.3.    Reletting. . . . . . . . . . . . . . . . . . . . . . . . .21
         17.4.    Damages. . . . . . . . . . . . . . . . . . . . . . . . . .21
         17.5.    Acceleration of Rent . . . . . . . . . . . . . . . . . . .22
         17.6.    Final Liquidated Damages . . . . . . . . . . . . . . . . .22
         17.7.    Waiver of Certain Rights . . . . . . . . . . . . . . . . .23
         17.8.    Assignment of Rights Under Contracts . . . . . . . . . . .23
         17.9.    Remedies Cumulative. . . . . . . . . . . . . . . . . . . .23

SECTION 18.LESSOR'S RIGHT TO CURE LESSEE'S LEASE DEFAULTS. . . . . . . . . .23

SECTION 19.PROVISIONS RELATING TO LESSEE'S TERMINATION OF THIS
         LEASE OR EXERCISE OF PURCHASE OPTIONS . . . . . . . . . . . . . . .24

SECTION 20.PURCHASE OPTION . . . . . . . . . . . . . . . . . . . . . . . . .24

SECTION 21.EXPIRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .24
         21.1.    Expiration Date Options. . . . . . . . . . . . . . . . . .24
         21.2.    Expiration Date Purchase Option. . . . . . . . . . . . . .25

SECTION 22.RENEWAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
         22.1.    Renewal Option . . . . . . . . . . . . . . . . . . . . . .25
         22.2.    Exercise of Renewal Option . . . . . . . . . . . . . . . .25
         22.3.    Terms and Conditions of Renewal Term . . . . . . . . . . .25

SECTION 23.SALE OR RETURN. . . . . . . . . . . . . . . . . . . . . . . . . .26
         23.1.    Sale and Return Procedures . . . . . . . . . . . . . . . .26
         23.2.    Application of Proceeds of Sale. . . . . . . . . . . . . .28
         23.3.    Indemnity for Excessive Wear . . . . . . . . . . . . . . .28
         23.4.    Appraisal Procedure. . . . . . . . . . . . . . . . . . . .28
         23.5.    Certain Obligations Continue . . . . . . . . . . . . . . .29

SECTION 24.HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . . . .29

SECTION 25.RISK OF LOSS. . . . . . . . . . . . . . . . . . . . . . . . . . .29

SECTION 26.SUBLETTING. . . . . . . . . . . . . . . . . . . . . . . . . . . .29
         26.1.    Subletting and Assignment. . . . . . . . . . . . . . . . .30
         26.2.    Subleases. . . . . . . . . . . . . . . . . . . . . . . . .30

SECTION 27.NO WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . .30

SECTION 28.ACCEPTANCE OF SURRENDER . . . . . . . . . . . . . . . . . . . . .30

SECTION 29.NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30

SECTION 30.MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .32
         30.1.    Survival and Severability. . . . . . . . . . . . . . . . .32
         30.2.    Amendments and Modifications . . . . . . . . . . . . . . .32
         30.3.    Successors and Assigns . . . . . . . . . . . . . . . . . .32
         30.4.    Counterparts . . . . . . . . . . . . . . . . . . . . . . .32
         30.5.    Headings . . . . . . . . . . . . . . . . . . . . . . . . .32
         30.6.    GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . .33
         30.7.    Limitations on Recourse. . . . . . . . . . . . . . . . . .33

                                       EXHIBITS


Exhibit A                  Form of Equipment Schedule

Exhibit B                  Other Names and Locations of Lessee

Exhibit C                  Purchase Agreement Assignment

Exhibit D                  Form of Bill of Sale

                                     LEASE AGREEMENT


                  This LEASE AGREEMENT (this "Lease"), dated as of October 18, 1995, between FIRST SECURITY BANK OF UTAH, N.A., a national banking association, having its principal office at 74 South Main
Street, Salt Lake City, Utah 84111, not in its individual capacity, but solely as Owner Trustee, as lessor (the "Lessor"), and KANSAS
CITY POWER & LIGHT COMPANY, a Missouri corporation, having its principal place of business at 1201 Walnut Street, Kansas City, Missouri 64147, as lessee (the "Lessee").


                                        W I T N E S S E T H:


                  WHEREAS, subject to the terms and conditions of this Lease, Lessor will purchase the Equipment from Lessee or one or more third parties designated by Lessee; and

                  WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, the Equipment;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                  SECTION 1.        DEFINITIONS.

                  Capitalized terms used but not otherwise defined in this Lease have the respective meanings specified in Appendix A to the Participation Agreement of even date herewith (the "Participation
Agreement") among the Lessee, First Security Bank of Utah, N.A., not in its individual capacity except as expressly stated therein, as Owner Trustee, the Agent and the Investor, the terms of which Appendix A are incorporated herein by reference.


                  SECTION 2.        DESCRIPTION OF THE EQUIPMENT AND LEASE
                                    TERM.

                  2.1. Equipment. Subject to the terms and conditions hereinafter set forth and contained in the Equipment Schedules relating to the Equipment, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Equipment. It is the intention of Lessor and Lessee that the Equipment constitute personal property and not fixtures.

                  2.2. Lease Term. The term of this Lease with respect to the Equipment (the "Basic Term") shall begin on the Lease
Commencement Date and shall end on the Basic Term Expiration Date, unless extended or earlier terminated in accordance with the provisions of this Lease.

                  2.3. Title. Each item of Equipment is leased to Lessee without any representation or warranty, express or implied, by Lessor and subject to Permitted Liens and all applicable Legal
Requirements. Lessee shall in no event have any recourse against Lessor for any defect in title to any Equipment.

                  2.4. Equipment Schedules. Subject to Sections 6.4(e) and 6.6(d) of the Participation Agreement and Section 4 of the Installation Agency Agreement, on the Lease Commencement Date and each other Acquisition Date, Lessee and Lessor shall each execute and deliver an Equipment Schedule or Equipment Schedules for the Equipment to be leased on such date in substantially the form of Exhibit A hereto, and thereafter such Equipment shall be subject to the terms of this Lease.


                  SECTION 3.        RENT AND RENT PAYMENT.

                  3.1. Rent. (a) During the Basic Term, Lessee shall pay Basic Rent in arrears on each Payment Date and on any date on which this Lease shall terminate with respect to any or all of the Equipment. Basic Rent shall be computed in accordance with the definition thereof and the other defined terms used therein set forth in Appendix A to the Participation Agreement and Sections
11.3, 11.4, 11.5 and 11.6 of the Participation Agreement which are incorporated herein by reference.

                  (b) Basic Rent shall be due and payable in lawful money of the United States and shall be paid by wire transfer of immediately available funds prior to 3:00 p.m. New York City time on the due date therefor to such account or accounts at the Agent or to such other Person or in such other manner as the Agent shall from time to time direct.

                  (c) Neither Lessee's inability or failure to take possession of all or any portion of any Equipment when delivered by Lessor, nor Lessor's inability or failure to deliver all or any portion of any Equipment to Lessee on or before the applicable Acquisition Date, whether or not attributable to any act or omission of Lessee or any act or omission of Lessor, or for any other reason whatsoever, shall delay or otherwise affect Lessee's obligation to pay Rent for such Equipment in accordance with the terms of this Lease.

                  (d) Notwithstanding the forgoing, during the Installation Period, Basic Rent shall accrue and be compounded on a monthly basis on each Payment Date until the Completion Date and shall be included in the Equipment Cost funded by the Lenders and the Investor pursuant to the Participation Agreement and the Credit Agreement.

                  3.2. Supplemental Rent. Lessee shall pay to the Agent, Lessor or the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall pay to Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Legal Requirements, interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent or other amount payable hereunder not paid when due or demanded by Lessor for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental
Rent.

                  3.3. Performance on a Non-Business Day. If any payment is required hereunder on a day that is not a Business Day, then such payment shall be due on the next succeeding Business Day, unless the definition of the term "Rental Period" shall require payment on a different day.

                  3.4. Rent Payment Provisions. Lessee shall make payment of all Basic Rent and Supplemental Rent when due regardless of whether any of the Operative Agreements pursuant to which same is calculated and is owing shall have been rejected, avoided or disavowed in any bankruptcy or insolvency proceeding involving any of the parties to any of the Operative Agreements. Such provisions of such Operative Agreements and their related definitions are incorporated herein by reference and shall survive any termination, amendment or rejection of any such Operative Agreements. Until such time as the Loans and all other obligations of Lessor to the Agent and the Lenders have been paid in full and the Commitments have been terminated, each payment of Rent shall be made by Lessee to the Agent.


                  SECTION 4.        UTILITY CHARGES.

                  Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or in connection with the Equipment and related real property during the Basic Term. Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by Lessee and the amount of any credit or refund received by Lessor on account of any utility charges paid by Lessee, net of the costs and expenses incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for utilities imposed with respect to an item of Equipment for a billing period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between Lessor and Lessee, and each party shall pay or reimburse the other for such party's pro rata share thereof.


                  SECTION 5.        QUIET ENJOYMENT.

                  Subject to the rights of Lessor contained in Sections
17.2 and 17.3 hereof and the other terms of this Lease and so long as no Lease Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy the Equipment for the Basic Term, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor
(other than Lessee) with respect to any matters arising from and after the applicable Acquisition Date.


                  SECTION 6.        NET LEASE AND ABATEMENT.

                  6.1. Net Lease. This Lease shall constitute a net lease, and Basic Rent and Supplemental Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount thereof, without setoff, deduction or reduction. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any damage to or destruction of any Equipment or any part thereof; (ii) any taking of any Equipment or any part thereof or interest therein by condemnation or otherwise; (iii) any prohibition, limitation, restriction or prevention of Lessee's use, occupancy or enjoyment of any Equipment or any part thereof, or any interference with such use, occupancy or enjoyment by any Person or for any other reason; (iv) any title defect, Lien or any matter affecting title to any Equipment; (v) any default by Lessor hereunder; (vi) any action for bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding relating to or affecting Lessor; (vii) the impossibility or illegality of performance by Lessor, Lessee or both; (viii) any action of any Governmental Authority; (ix) Lessee's acquisition of ownership of all or part of any item of Equipment (except to the extent this Lease is terminated with respect to such item of Equipment pursuant to the terms of Section 16, 20 or 21 hereof); (x) breach of any warranty or representation with respect to any Equipment or any Operative Agreement; (xi) any defect in the condition, quality or fitness for use of any Equipment or any part thereof; or (xii) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of Lessor hereunder and shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease. Nothing contained in this
Section 6.1 shall be deemed to preclude the filing of an independent claim by Lessee for the breach by Lessor of any covenant or agreement contained herein.

                  6.2. No Termination or Abatement. Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Lessor, or any action with respect to this Lease or any Operative Agreement which may be taken by any trustee, receiver or liquidator of Lessor or by any court with respect to Lessor. Lessee hereby waives all right (i) to terminate or surrender this Lease or
(ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent.
Lessee shall remain obligated under this Lease in accordance with its terms and Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease.
Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.


                  SECTION 7.        RIGHTS IN AND TO THE EQUIPMENT.

                  7.1. Ownership of the Equipment. (a) Lessor and Lessee intend that (i) for financial accounting purposes with respect to Lessee (A) this Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, (B) Lessor will be treated as the owner and lessor of the Equipment and (C) Lessee will be treated as the lessee of the Equipment, but (ii) for federal and all state and local income tax purposes (A) this Lease will be treated as a financing arrangement,
(B) the Lenders and the Investor will be treated as lenders making loans to Lessee in an amount equal to the Loans and the Investor
Contribution, respectively, which loans are secured by the Equipment and (C) Lessee will be treated as the owner of the Equipment and will be entitled to all tax benefits ordinarily available to owners of property like the Equipment for such tax purposes. Lessee agrees that neither it, any affiliate of Lessee, nor any permitted sublessee or user of the Equipment will, directly or indirectly, at any time during the term of the Lease take any action or fail to take any action or file or fail to file any returns, certificates, or other documents if such action, failure to act, filing or failure to file would be inconsistent with the foregoing characterization of the transaction, unless otherwise required by applicable law.
Lessee agrees further that it will file such returns, take such action, execute such documents, and keep and make available to Lessor such records as may be reasonable and necessary to facilitate accomplishing the foregoing. Lessor agrees that neither it nor any affiliate of Lessor will, directly or indirectly, at any time during the Term of the Lease take any action or fail to take any action or file or fail to file any returns, certificates or other documents if such action, failure to act, filing or failure to file would be inconsistent with the foregoing characterization of the transaction, unless otherwise required by law.

                  (b)      Specifically, without limiting the generality of
Section 7.1(a) above, Lessor and Lessee intend and agree that with respect to the nature of the transactions evidenced by this Lease in the context of the exercise of remedies under the Operative
Agreements, including, without limitation, in the case of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee, Lessor, the Investor or any Lender or any enforcement or collection actions, the transactions evidenced by this Lease are loans made by the Investor and the Lenders as unrelated third party lenders to Lessee secured by the Equipment (it being understood that Lessee hereby grants a security interest in the Equipment to Lessor, on behalf of the Investor and the Lenders, to secure such loans, effective on the Initial Closing
Date).

                  7.2. Security Interest in the Equipment. In the event that this Lease shall be recharacterized under applicable law as a lease intended for security or a secured financing, Lessor and Lessee further intend and agree that, for the purpose of securing
Lessee's obligations for the repayment of its obligations hereunder,
(i) this Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code; (ii) the conveyance provided for in Section 2.1 hereof shall be deemed to be a grant by Lessee to Lessor of a lien on and security interest in all of Lessee's right, title and interest in and to the Equipment and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property; (iii) the possession by Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-305 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgements, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such security interest under applicable law.
Lessor and Lessee shall, to the extent consistent with this Lease, take such actions as may be necessary (including the filing of Uniform Commercial Code Financing Statements) to ensure that, if this Lease were deemed to create a security interest in the Equipment in accordance with this Section, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the Basic Term and any Renewal Terms.


                  SECTION 8.        CONDITION AND USE OF THE EQUIPMENT.

                  8.1. Condition of the Equipment. LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE EQUIPMENT "AS IS" WITHOUT
REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LESSOR. NEITHER LESSOR, THE AGENT, ANY LENDER NOR THE INVESTOR HAS MADE OR
SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR
COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY
LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF ANY EQUIPMENT (OR
ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY EQUIPMENT (OR
ANY PART THEREOF), AND NEITHER LESSOR, THE AGENT, ANY LENDER NOR THE INVESTOR SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT
THEREIN OR THE FAILURE OF ANY EQUIPMENT, OR ANY PART THEREOF, TO
COMPLY WITH ANY LEGAL REQUIREMENT.  LESSEE HAS OR WILL HAVE BEEN
AFFORDED FULL OPPORTUNITY TO INSPECT THE EQUIPMENT, IS OR WILL BE
(INSOFAR AS THE LESSOR IS CONCERNED) SATISFIED WITH THE RESULTS OF
ITS INSPECTIONS AND IS ENTERING INTO THIS LEASE SOLELY ON THE BASIS
OF THE RESULTS OF ITS OWN INSPECTIONS, AND ALL RISKS INCIDENT TO THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, AS BETWEEN THE
INVESTOR, THE AGENT, THE LENDERS AND LESSOR, ON THE ONE HAND, AND
LESSEE, ON THE OTHER HAND, ARE TO BE BORNE BY LESSEE.

                  8.2. Possession and Use of the Equipment. (a) At all times during the Basic Term, the Equipment shall be continuously used by Lessee or a permitted sublessee in the ordinary course of its business, subject to usual and customary downtime for repairs, maintenance and the making of modifications. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Equipment as contemplated by this Lease.

                  (b) The address of Lessee stated below or on the applicable Equipment Schedule is the chief place of business and chief executive office of Lessee (as such terms are used in Section 9-103(3) of the Uniform Commercial Code); and except for such names and the names specified on Exhibit B hereto or on the applicable Equipment Schedule, Lessee does not conduct business in a corporate or divisional name at any location where the Equipment is or will be located under any other name. Each Equipment Schedule correctly identifies the location of each item of Equipment and whether any of such locations are leased by Lessee or are subject to any real property mortgage. Lessee has no other places of business where the Equipment will be located other than those identified on the applicable Equipment Schedule.

                  (c) With respect to the Equipment being purchased by Lessor on the Lease Commencement Date or any other Acquisition Date, subject to the terms and conditions of this Lease, the Participation Agreement and the Installation Agency Agreement, Lessor and Lessee shall execute and deliver one or more Equipment Schedules that have a complete description of each item of Equipment to be leased hereunder as of such date, a Purchase Agreement Assignment in the form attached hereto as Exhibit C with respect to each item of Equipment (other than the Siemens Turbine) having a value in excess of $1,000,000 and a Siemens Purchase Agreement Assignment with respect to the Siemens Purchase Agreement. Simultaneously therewith, Lessor shall purchase such Equipment from the applicable third party vendor or make, or reimburse Lessee for, a portion of the installment payments required under the Siemens Purchase
Agreement subject to satisfaction of such terms and conditions by paying to Lessee or such vendor an amount equal to the total
Equipment Cost or requested amount of advances specified on the Equipment Schedules or in the Notice of Closing Date or Notice of Advance Date for such Equipment, such purchase to be evidenced by a Bill of Sale from such vendor to Lessor in the form attached hereto as Exhibit D covering such Equipment; whereupon, as between Lessor and Lessee, such Equipment shall be deemed to have been accepted by Lessee for all purposes of this Lease and to be subject to this Lease.


                  SECTION 9. COMPLIANCE WITH LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS.

                  Subject to the terms of Section 13 hereof relating to permitted contests, Lessee, at its sole cost and expense, shall (i) comply in all material respects with all Legal Requirements
(including all Environmental Laws) and all Insurance Requirements relating to the Equipment, including the use, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Equipment or interfere with the use and enjoyment of the Equipment, and (ii) procure, maintain and comply in all material respects with all licenses, permits, orders, approvals, consents and other authorizations required for the use, operation, maintenance, repair and restoration of the Equipment.


                  SECTION 10.   MAINTENANCE AND ENVIRONMENTAL INSPECTION.

                  10.1. Maintenance and Repair; Return. (a) Lessee, at its sole cost and expense, shall cause each item of Equipment to be operated, serviced, maintained and repaired (i) so as to keep it in good operable condition, ordinary wear and tear excepted; (ii) in accordance with the terms of any vendor's or manufacturer's warranties and specifications; (iii) in a manner consistent with standard industry practice for similar equipment and Lessee's maintenance practices applicable to its other similar equipment and applicable Insurance Requirements; (iv) in accordance with all Legal Requirements; and (v) so as to permit the continued operation as a gas-fired combustion turbine capable of producing electricity.
Lessee shall make all necessary repairs thereto, of every kind and nature whatsoever, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Legal Requirements, Insurance Requirements, and manufacturer's specifications and standards and on a basis consistent with the operation and maintenance of properties or equipment comparable in type and function to the applicable Equipment, subject, however, to the provisions of Section 15.1 hereof with respect to Events of Loss.

                  (b) Lessee shall not use or locate the Equipment outside of the United States. Lessee shall not move or relocate the Equipment to any location other than a location listed on the applicable Equipment Schedule hereto unless Lessee shall provide
Lessor with written notice of such relocation not less than thirty
(30) days after such relocation or such lesser period as allowed by law and Lessee shall file any Uniform Commercial Code financing statements with respect to such Equipment in such filing offices, to the extent required by law, and obtain such landlord waivers and/or mortgagee waivers with respect to such Equipment, as Lessor shall require.

                  (c) Upon reasonable advance notice, Lessor and its agents shall have the right to inspect the Equipment and all maintenance records with respect thereto at any reasonable time during normal business hours but shall not, in the absence of a Lease Event of Default, materially disrupt the business of Lessee.
Lessee shall cause an appraisal with respect to the Equipment in form and substance satisfactory to Lessor to be provided to Lessor at Lessee's sole expense (i) following Lessor's reasonable request, in the absence of a Lease Default or Lease Event of Default, no more than once a year following the Final Closing Date, and (ii) at such other times as Lessor may request if a Lease Default or Lease Event of Default shall have occurred and be continuing.

                  (d) Lessor shall under no circumstances be required to make any repairs, replacements, alterations or modifications of any nature or description to any Equipment, make any expenditure whatsoever in connection with this Lease or maintain any Equipment in any way. Lessor shall not be required to maintain, repair or rebuild all or any part of any Equipment, and Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of any Equipment, or (ii) make repairs at the expense of Lessor pursuant to any Legal Requirement, Insurance Requirement, contract, agreement, covenant, condition or restriction at any time in effect.

                  (e) Lessee shall, upon the expiration or earlier termination of this Lease with respect to the Equipment, if Lessee shall not have exercised its Purchase Option or Expiration Date Purchase Option with respect to such Equipment, surrender such Equipment to Lessor in its then-current, "AS IS" condition, subject to Lessee's obligations under Sections 9, 10.l(a), 10.2, 11, 12, 17 and 23.1 hereof.

                  10.2. Environmental Inspection. If Lessee has not given notice of exercise of its Expiration Date Purchase Option pursuant to Section 21.2 hereof or Renewal Option pursuant to Section 22.1 hereof or if Lessee has given notice of exercise of its Renewal
Option, but Lessor has not consented to any proposed Renewal Term, then not more than 120 days nor less than 30 days prior to the Expiration Date, or, at any time during the occurrence and continuance of a Lease Event of Default, Lessee shall, at its sole cost and expense, provide to Lessor at its request a report by an environmental consultant selected by Lessee, and satisfactory to Lessor, certifying that, since the Lease Commencement Date, Hazardous Substances have not at any time been generated, used, treated or stored in, transported to or from, Released at, on or from or deposited at or on such Equipment in violation of this Lease, and no portion of such Equipment has been used for such purposes other than (i) as necessary to use, operate, maintain, repair and restore such Equipment in accordance with this Lease and
(ii) in full compliance with all Environmental Laws. If such is not the case, the report shall set forth a remedial response plan (the cost of which shall be borne by Lessee) relating to such Equipment
(which remedial response plan, if required by any Environmental Law or Governmental Authority, shall be approved by the appropriate
Governmental Authority). Such remedial response plan shall include, but shall not be limited to, plans for full response, remediation, removal, or other corrective action, and the protection, or mitigative action associated with the protection, of natural resources, as required by all applicable Environmental Laws.


                  SECTION 11. MODIFICATIONS, SUBSTITUTIONS AND REPLACEMENTS AND FINANCING THEREOF.

                  11.1. Modifications, Substitutions and Replacements. If any parts of the Equipment become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Lessee, at its own expense, will within a reasonable time replace such parts with replacement parts which are free and clear of all Liens (other than Permitted Liens) and have a value, utility and useful life at least equal to the parts replaced. Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to the Equipment or any part thereof and substitutions and replacements therefor (collectively with such replacement parts referred to in the preceding sentence, "Modifications"); provided, that: (i) no Modification shall impair the value, utility or useful life of the Equipment from that which existed immediately prior to such Modification; (ii) Lessee shall make all Modifications required to be made pursuant to a Legal Requirement or an Insurance Requirement (each, a "Required Modification"); (iii) the Modification shall be done expeditiously and in a good and workmanlike manner; (iv) Lessee shall comply with all Legal Requirements (including all Environmental Laws) and Insurance Requirements applicable to the Modification; (v) subject to the terms of Section 13 hereof relating to permitted contests, Lessee shall pay all costs and expenses and discharge any Liens arising with respect to the Modification; and
(vi) such Modification shall comply with Sections 8.2 and 10.1 hereof. All Required Modifications and all other Modifications
(other than those that may be readily removed without impairing the value, utility or remaining useful life of the applicable Equipment ("Severable Optional Modifications")) shall become property of Lessor and shall be subject to this Lease, and title to any such Modifications shall immediately vest in Lessor and be subject to the terms of the Security Agreement. All Modifications to which Lessor shall not have title may be removed at any time by Lessee. Any such Modifications shall be removed by Lessee at its expense if Lessor shall so request prior to the return of the Equipment to Lessor or sale thereof to a third party in accordance with the provisions of this Lease, and Lessee shall at its expense repair any damage to the Equipment caused by the removal of such Modifications. Lessor shall have the option to purchase all Severable Optional Modifications on the Expiration Date for Fair Market Sales Value, determined as if such Modifications were detached from the Equipment, and in "AS IS" "WHERE IS" condition.

                  11.2.  Financing of Severable Optional Modifications.
(a) Lessor agrees to consider in its sole discretion financing the purchase of any Severable Optional Modifications proposed by Lessee and not in violation of this Lease. If Lessor does not agree to make such financing available for a particular Severable Optional Modification, then Lessee shall have the right to arrange separate financing thereof and shall retain all depreciation, interest deductions and other tax benefits associated with the Severable Optional Modification; provided, however, that in the event that such separate financing shall be secured by such Severable Optional Modification, then Lessee shall:

                  (i) provide Lessor with not less than ten (10) days' prior written notice of Lessee's intent to secure any separate financing arranged by it of any Severable Optional Modification with a Lien on such Severable Optional Modification;

                  (ii) affix in a prominent place to any Equipment to which such Severable Optional Modification is attached such labels, name plates or other markings as Lessor may designate, clearly indicating Lessor as the owner of such Equipment; and

                  (iii) upon the Expiration Date, at its expense, remove such Severable Optional Modification from the Equipment to which it is attached unless (A) Lessor purchases such Severable Optional
Modification pursuant to Section 11.1 hereof, or (B) Lessee exercises one of its options on the Expiration Date pursuant to
Section 21.2 or 22.1 hereof.

                  (b) Any such financing by Lessor shall be subject to the receipt of the documents referred to below (in form and substance reasonably satisfactory to Lessor):

                  (i) a lease supplement, duly authorized, executed and delivered by Lessee and Lessor, providing for adjustments in Rent, Residual Value Guarantee Amount, Termination Value and Purchase
Option Price under the Lease, together with such instruments of conveyance, assignment and transfer, if any, necessary to subject such lease supplement to the Lien of the Credit Agreement and the other Security Documents, and evidence as to the due recording or filing of each thereof and of financing or similar statements with respect thereto;

                  (ii) such instruments of conveyance, assignment and transfer (including, without limitation, contractors' waivers) duly executed and delivered by the respective parties thereto, and such evidence of the due filing thereof or of financing statements with respect thereto, as may be reasonably requested to convey to Lessor all property included in such Severable Optional Modifications, if any, and to subject such property to the Lien of the Credit
Agreement and the other Security Documents, subject to no Liens except for Permitted Liens;

                  (iii) originals or certified copies of all corporate actions and governmental approvals and permits necessary for the due and valid authorization, execution, delivery and performance by Lessee and Lessor of the lease supplement and the creation of the Lien thereon referred to above, all of which corporate actions and governmental approvals and permits shall have been duly obtained and shall be in full force and effect; together with evidence as to the due occurrence of such authorization, execution, delivery and performance;

                  (iv) such other instruments, certificates, opinions of counsel, as may be reasonably requested by Lessor; and

                  (v) such modifications, amendments, waivers or supplements to the Operative Agreements as may be reasonably requested by Lessor or Lessee in order to effectuate the financing contemplated by this Section 11.2.


                  SECTION 12.       PROHIBITION AGAINST LIENS.

                  Lessee agrees that, except as otherwise provided herein and subject to the terms of Section 13 hereof relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon any Equipment or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by the Agent pursuant to the Credit Agreement, other than Permitted Liens and Lessor Liens. Lessee shall promptly notify Lessor in the event of the existence of a Lien other than a Permitted Lien or Lessor Lien with respect to an item of Equipment. Lessee represents and warrants to, and covenants with, Lessor that the Liens in favor of the Lessor created by the Operative Agreements are first priority perfected liens subject only to Permitted Liens.


                  SECTION 13. PERMITTED CONTESTS OTHER THAN IN RESPECT OF INDEMNITIES.

                  Except to the extent otherwise provided for in Section 13 of the Participation Agreement, Lessee, on its own or on Lessor's behalf but at Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Legal Requirement, or utility charges payable pursuant to Section 4 or any Lien, attachment, levy, encumbrance or encroachment, and Lessor agrees not to pay, settle or otherwise compromise any such item, provided that (a) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against, the applicable Equipment, Lessor, the Investor, the Agent and the Lenders; (b) there shall be no risk of the imposition of a Lien (other than Permitted Liens) on any Equipment and no part of any Equipment nor any Rent would be in any danger of being sold, foreclosed, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or material civil liability on Lessor, the Investor, the Agent or any Lender for failure to comply therewith;
and (d) there shall be no risk of the extension of the application of such item beyond the end of the Basic Term or any Renewal Term; provided, that Lessee shall deliver to Lessor an Officer's
Certificate certifying as to the matters set forth in clauses (a),
(b), (c) and (d) of this Section 13. Lessor, at Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any contest and, if reasonably requested by Lessee, shall join as a party therein at Lessee's sole cost and expense.

                  SECTION 14.       INSURANCE.

                  14.1. Commercial General Liability and Workers' Compensation Insurance. During the Basic Term and any Renewal Term, Lessee shall procure and carry commercial general liability insurance for claims for injuries or death sustained by persons or damage to property arising out of the ownership, operation or use of the Equipment with limits of at least $5,000,000 per occurrence or claim made and such other commercial general liability coverages as are ordinarily procured by prudent Persons who own or operate similar equipment in similar businesses. Such insurance shall be on terms, in amounts and with deductibles that are no less favorable than insurance maintained by Lessee with respect to similar equipment that it owns or operates and that are in accordance with normal industry practice. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which Lessor, the Investor, the Agent or the Lenders may have in force. Lessee shall, in the operation of the Equipment, comply with the applicable workers' compensation laws and protect Lessor against any liability from Lessee's employees under such laws.

                14.2. Hazard and Other Insurance. During the Basic Term and any Renewal Term, Lessee shall keep, or cause to be kept, the Equipment insured against loss or physical damage by fire and other risks in an amount not less than the then applicable Termination
Value of the Equipment, on terms and with deductibles that are no less favorable than insurance covering other similar properties owned by Lessee and that are in accordance with normal industry practice. During the Installation Period, Lessee shall cause
Siemens Power Corporation to maintain building risk insurance with respect to the Siemens Turbine and, if Siemens Power Corporation does not maintain such insurance, Lessee shall do so. Each policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which Lessor, the Investor, the Agent or the Lenders shall have in force. Any loss payable under the insurance policy required by this Section will be paid to Lessor in accordance with Section 14.3(g) hereof.

                  14.3. Coverage. (a) Lessee shall furnish Lessor with certificates showing the insurance required under Sections 14.1 and
14.2 hereof to be in effect and (i) with respect to liability insurance maintained pursuant to Section 14.1 hereof, naming Lessor, the Investor, the Agent and the Lenders as an additional insured, and (ii) with respect to insurance maintained by Lessee or Siemens
Power Corporation pursuant to Section 14.2, naming Lessor and the Investor as an additional insured and the Agent as loss payee for so long as any indebtedness is outstanding under the Credit Agreement, and thereafter naming Lessor as loss payee. All insurers shall be of recognized responsibility and standing and approved by the Investor and the Agent and shall not be disqualified from insuring risks in the jurisdiction where the Equipment is located. All such insurance shall be at the cost and expense of Lessee. Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to Lessor, the Investor and the Agent in the event of cancellation of such insurance. Lessee shall deliver to Lessor, the Investor and the Agent copies of all insurance policies required by Sections 14.1 and 14.2 hereof or certificates evidencing such coverage.

                  (b) Lessee agrees that the insurance policy or policies required by Section 14.2 hereof shall include an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should Lessee waive, in writing, prior to a loss, any or all rights of recovery against Lessor, the Investor, the Agent or the Lenders for losses covered by such policy. Lessee hereby waives any and all such rights against Lessor, the Investor, the Agent and the Lenders to the extent of payments made to any such Person under such policies.

                  (c) Neither Lessor, the Investor, the Agent nor Lessee shall carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Section 14, except that Lessor, the Investor or the Agent may carry separate insurance at their sole cost so long as (i) Lessee's insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee's policy and (ii) each such insurance policy will not cause Lessee's insurance required under this Section 14 to be subject to a coinsurance exception of any kind.

                  (d) Lessee shall pay as they become due all premiums for the insurance required by Section 14.1 and Section 14.2 hereof, shall renew or replace each policy prior to the expiration date thereof or otherwise maintain the coverage required by such Sections without any lapse in coverage and shall promptly deliver to Lessor, the Investor and the Agent certificates for such policies.

                  (e)      Any of the foregoing insurance coverages may be
carried as a part of excess insurance or blanket policies.   Any
policies with respect to property insurance shall provide (i) that if such insurance is canceled for any reason whatsoever, or any substantial change is made in the coverage which affects the interest of Lessor, the Agent or the Investor, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective for 30 days after receipt by Lessor, the Agent or the Investor, respectively, of written notice from any applicable insurers of such cancellation, change or lapse, and (ii) that each of Lessor, the Agent or the Investor shall be permitted to make payments to effect the continuation of such insurance coverage upon notice of cancellation due to nonpayment of premiums.

                  (f) In the event that Lessee shall fail to maintain insurance as herein provided, Lessor, the Agent or the Investor may at its option maintain insurance which is required to be maintained by Lessee hereunder, and, in such event, Lessee shall reimburse such party upon demand for the cost thereof, together with interest thereon at the Overdue Rate, as Supplemental Rent.

                  (g) Subject to Section 15.1(f) hereof, all insurance proceeds (except under insurance separately maintained by Lessor, the Investor or the Agent) on account of any physical loss or damage to the Equipment or any part thereof (less the actual costs, fees and expenses incurred in the collection thereof) shall be paid to Lessor, and all such proceeds shall be applied and dealt with as follows:

                  (i) except as provided in clause (ii) below, prior to the occurrence and continuance of a Lease Default or a Lease of Event of Default, all such proceeds shall be paid over to Lessee or as it may direct from time to time as restoration progresses, to pay
(or reimburse Lessee for) the cost of restoration, if the amount of such proceeds received by the Agent or Lessor, together with such additional amount, if any, theretofore expended by Lessee out of its own funds for such restoration, are sufficient to pay the estimated cost of completing such restoration upon a written application and an Officer's Certificate of Lessee showing in reasonable detail the nature of such restoration and the estimated cost to complete such restoration and stating that no Lease Default or Lease Event of Default has occurred and is continuing; and

                  (ii) all such proceeds in respect of an Event of Loss for which an election has been made pursuant to the proviso of the first sentence of Section 15.1(b) hereof shall be applied in satisfaction of Lessee's obligation to pay Termination Value as provided in Sections 15.1(b) and 15.1(d) hereof.

                  (h) Any insurance policy maintained by Lessee pursuant to Section 14.1 or 14.2 hereof shall:

                  (i) include effective waivers by the insurer of all claims for insurance premiums or commissions or (if such policies provide for the payment thereof) additional premiums or assessments against Lessor, the Agent, the Investor and the Lenders;

                  (ii) provide that in respect of the interests of Lessor, the Agent, the Investor and the Lenders, such policies shall not be invalidated by any action or inaction of Lessee or any other Person and shall insure Lessor, the Agent, the Investor and the Lenders regardless of, and any claims for losses shall be payable notwithstanding, any act of negligence, including any breach of any condition or warranty in any policy of insurance, of Lessee, Lessor, the Agent, the Investor, the Lenders or any other Person; and

                  (iii) provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of Lessee), shall operate in the same manner as if there were a separate policy covering each insured.


                  SECTION 15.       EVENTS OF LOSS AND ENVIRONMENTAL MATTERS.

                  15.1. Event of Loss. (a) In the event that the Equipment shall suffer either (i) an Event of Loss or (ii) an event which, in the reasonable opinion of Lessee, might constitute an Event of Loss, such fact and the date of the occurrence thereof shall promptly be reported by Lessee to Lessor. In the case of any event described in clause (ii) of the preceding sentence, Lessee shall determine, not later than sixty (60) days after the occurrence of such event, whether such event constitutes an Event of Loss.

                  (b) Upon the occurrence of an Event of Loss, Lessee shall purchase the Equipment by paying Termination Value therefor in accordance with Section 16 hereof; provided that not later than sixty (60) days prior to the next Payment Date, Lessee may, at its expense, irrevocably elect to, and shall thereafter, replace the Equipment with equipment with a value, utility and remaining useful life at least equal to the Equipment replaced, assuming such replaced Equipment was in the condition in which it was required to be maintained at the time of such Event of Loss, in which case this Lease shall continue in full force and effect. In connection with any replacement of Equipment pursuant to this Section 15.1(b) and within the sixty (60) day period referred to in the previous sentence, Lessee will at its sole cost and expense:

                  (i) furnish Lessor with a bill of sale with respect to such replacement Equipment;

                  (ii) cause an Equipment Schedule amendment covering such replacement Equipment to be duly executed and delivered;

                  (iii) furnish Lessor with certificates showing the insurance coverage required pursuant to Section 14 hereof with respect to such replacement Equipment; and

                  (iv) furnish Lessor with an Officer's Certificate certifying that such replacement Equipment has a value, utility and remaining useful life at least equal to that of the Equipment replaced, assuming no Event of Loss had occurred and that such replaced Equipment was in the condition required by this Lease.

                  (c) In the event of damage to the Equipment which does not constitute an Event of Loss, Lessee shall promptly restore the Equipment to the condition to which it is required to be maintained hereunder.

                  (d) Unless Lessee elects to replace Equipment pursuant to the proviso to Section 15.1(b) hereof, insurance and other payments received by Lessor, the Agent or Lessee in respect of an Event of Loss shall be applied against Lessee's obligation to pay
Termination Value in accordance with Section 15.1(b) hereof and amounts in excess of Termination Value shall be paid to Lessee in the absence of the occurrence and continuance of a Lease Default or a Lease Event of Default. If Lessee elects to replace the Equipment which suffered an Event of Loss pursuant to the proviso to Section
15.1(b) hereof or if an event of the type described in Section
15.1(e) hereof which does not constitute an Event of Loss has occurred, insurance and other payments in excess of the amounts required to repair, restore or replace the Equipment that has been destroyed, damaged, lost, condemned, confiscated, stolen, seized or requisitioned, as the case may be, shall be paid to Lessee in the absence of the occurrence and continuance of a Lease Default or a Lease Event of Default.

                  (e) Unless a Lease Default or Lease Event of Default shall have occurred and be continuing, payments (except under insurance separately maintained by Lessor, the Agent or the Investor) received at any time by Lessor, the Agent or Lessee from any Governmental Authority, insurer or other Person with respect to any destruction, damage, loss, condemnation, confiscation, theft or seizure of or requisition of title to or use of the Equipment or any item thereof not constituting an Event of Loss shall be paid to Lessor and first shall be applied in accordance with the provisions of Section 14.3(g) hereof to restore or replace what has been destroyed, damaged, lost, condemned, confiscated, stolen, seized or requisitioned, and second in accordance with the provisions of
Section 15.1(d) hereof.

                  (f)      Notwithstanding the foregoing provisions of this
Section 15.1, so long as a Lease Default or Lease Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of Lessee pursuant to this Section 15.1 or Section 14 hereof shall be paid to the Agent
(or Lessor after the principal of, premium, if any, and interest on any indebtedness under the Credit Agreement shall have been paid in full and the Lien of the Security Documents shall have been discharged) as security for the obligations of Lessee under this Lease and, at such time thereafter as no Lease Default or Lease
Event of Default shall exist, such amount shall be applied in accordance with the provisions of Section 14.3(g) hereof to restore or replace what has been destroyed, damaged, lost, condemned, confiscated, stolen, seized or requisitioned, and second in accordance with the provisions of Section 15.1(d) hereof unless this Lease shall theretofore have been declared to be in default pursuant to Section 17.1 hereof, in which event such amount shall be disposed of in accordance with the provisions hereof, of the Credit
Agreement, if any, and of the Trust Agreement.

                  (g) In no event shall an Event of Loss with respect to which this Lease remains in full force and effect under this Section
15.1 affect Lessee's obligations to pay Rent pursuant to Section 3.1 hereof.

                  15.2.    Environmental Matters.   (a) In addition to and
without limitation of all other representations, warranties and covenants made by Lessee under this Lease, Lessee further represents, warrants and covenants that Lessee has not used and is not using Hazardous Substances on, in, or affecting the Equipment in any manner which constitutes an Environmental Violation. With regard to and in any way affecting the Equipment, Lessee shall comply with all Environmental Laws and shall not use, operate or maintain the Equipment except as contemplated by this Lease.

                  (b) Promptly upon Lessee's actual knowledge of the presence of Hazardous Substances on, in, or affecting any item of Equipment in concentrations and conditions that constitute an Environmental Violation, Lessee shall notify Lessor in writing of such condition. In the event of any Environmental Violation
(regardless of whether notice thereof must be given), Lessee shall, not later than thirty (30) days after Lessee has actual knowledge of such Environmental Violation, at Lessee's sole cost and expense, promptly and diligently undertake any response, clean up, remedial or other action necessary to remove, clean up or remediate the Environmental Violation in accordance with all Environmental Laws.
Lessee shall, in the case of any material Environmental Violation, upon the request of Lessor, cause to be prepared by an environmental consultant reasonably acceptable to Lessor a report describing the Environmental Violation and the actions taken by Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in full compliance with applicable Environmental Law.

                  15.3. Notice of Environmental Matters. Promptly, but in any event within ten (10) Business Days from the date that any responsible corporate officer of Lessee has actual knowledge thereof, Lessee shall provide to Lessor written notice of any material pending claim, action or proceeding involving any Environmental Law or any Release on, in, or affecting any Equipment.
All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee's proposed response thereto. In addition, Lessee shall provide to Lessor, within fifteen (15) Business Days of receipt, copies of all material written communications with any Governmental Authority relating to any Environmental Law in connection with or affecting any Equipment. Lessee shall also promptly provide such detailed reports of any such material environmental claims as may reasonably be requested by Lessor.


                  SECTION 16.       TERMINATION FOR EVENTS OF LOSS.

                  16.1. Termination Upon Certain Events. Unless Lessee has delivered notice pursuant to Section 15.1(b) hereof that, following the occurrence of an Event of Loss, this Lease shall not terminate with respect to the Equipment, then Lessee shall be obligated to deliver, not later than sixty (60) days prior to the next Payment Date, a written notice to Lessor in the form described in Section 16.2(a) hereof (a "Termination Notice") of the termination of this Lease.

                  16.2. Procedures. (a) A Termination Notice shall contain: (i) notice of termination of this Lease on the next
Payment Date occurring at least sixty (60) days following the occurrence of such Event of Loss (the "Termination Date"); and (ii) a binding and irrevocable agreement of Lessee to pay the Termination Value for the Equipment and purchase the Equipment on the Termination Date.

                  (b) On the Termination Date, Lessee shall pay to Lessor the Termination Value for the Equipment, plus all amounts owing in respect of Rent for the Equipment (including Supplemental
Rent) theretofore accruing, and Lessor shall convey the Equipment to Lessee in accordance with Section 19 hereof.




                  SECTION 17.       DEFAULT.

                  17.1. Lease Events of Default. If any one or more of the following events (each a "Lease Event of Default") shall occur:

                  (a) Lessee shall fail to pay (i) any Basic Rent (except as set forth in clause (ii)) within five (5) days after the same has become due and payable or (ii) within one
         (1) day after the same has become due and payable, any Residual Value Guarantee Amount, or payment of Termination Value or Purchase Option Price, or any payment of Basic Rent or Supplemental Rent due on the due date of any such payment of Residual Value Guarantee Amount, Termination Value or Purchase Option Price, or any amount due on the Expiration Date;

                  (b) Lessee shall fail to make payment of any Supplemental Rent (other than Supplemental Rent referred to in
         Section 17.1(a)(ii) hereof) due and payable within five (5) days after receipt of notice thereof;

                  (c) Lessee shall fail to maintain insurance as required by Section 14 of this Lease;

                  (d) Lessee shall fail to observe or perform any term, covenant or condition of Lessee under this Lease, the Participation Agreement or any other Operative Agreement to which Lessee is a party other than those set forth in Section 17.1(a), (b), (c) or (i) hereof, or any representation or warranty made by Lessee set forth in this Lease or in any other Operative Agreement or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material way, and such failure or misrepresentation or breach of warranty is capable of being cured and shall remain uncured for a period of thirty (30) days after receipt of written notice from Lessor thereof;

                  (e) Lessee shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (v) fail to cause the discharge of any custodian, trustee or receiver appointed for Lessee or the whole or a substantial part of its property within sixty (60) days after such appointment, or
         (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United
         States of America or any State or Commonwealth thereof;

                  (f) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against Lessee and not dismissed within sixty (60) days from the date of its filing, or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver of Lessee or the whole or a substantial part of its property, and such order or decree shall not be vacated or set aside within sixty (60) days from the date of the entry thereof;

                  (g) in the event Lessee shall not have exercised its Expiration Date Purchase Option, Lessee shall have failed to remarket and consummate a sale of, or return, the Equipment in accordance with Section 23 hereof and make the payments provided for therein on the Expiration Date;

                  (h) Lessee shall (x) fail to make any payment, equal to or exceeding $10,000,000 of any Obligation or to make any payment, equal to or exceeding $5,000,000, of any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Obligation, or (y) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any Obligation when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of any Obligation, the unpaid principal amount of which then equals or exceeds $10,000,000; or

                  (i) any judgement or order for the payment of money in excess of $10,000,000 shall be rendered against Lessee and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (y) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (j) any Termination Event with respect to a Plan shall have occurred, and, thirty (30) days after notice thereof shall have been given to the Lessee by the Lessor, (i) such Termination Event (if correctable) shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds (when aggregated with the amount of any such excess under all other Plans with respect to which a Termination Event shall have occurred) the then current value of assets accumulated in such Plan by more than the amount of $15,000,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess exceeds such amount); or

                  (k) the Completion Date shall not have occurred by the Outside Completion Date, or if all of the Equipment intended to be subject to the Lease on such date shall not be so subject on such date and the Equipment shall not constitute an integrated gas-fired combustion turbine capable of producing electricity as contemplated by the Preliminary Appraisal; or

                  (l) the Lease shall cease to be enforceable against Lessee; or

                  (m) an Installation Agency Agreement Event of Default shall have occurred and be continuing;

then, in any such event, Lessor may, in addition to the other rights and remedies provided for in this Section 17 and in Section 18 hereof, terminate this Lease by giving Lessee written notice of such termination, and this Lease shall terminate, and all rights of Lessee under this Lease shall cease. Lessee shall, to the fullest extent permitted by law, pay as Supplemental Rent all costs and expenses incurred by or on behalf of Lessor, the Agent, the Lenders or the Investor, including fees and expenses of counsel, as a result of any Lease Event of Default hereunder.

                  17.2. Surrender of Possession. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1 hereof, Lessee shall upon written demand of Lessor surrender to Lessor possession of the Equipment. Lessor may enter upon any premises where the Equipment is located and repossess the Equipment and may remove any and all of Lessee's equipment and personalty and severable Modifications from the Equipment. Lessor shall have no liability by reason of any such entry, repossession or removal performed in accordance with applicable law. Upon the written demand of Lessor, Lessee shall return the Equipment promptly to Lessor at the location, in the manner and condition required by, and otherwise in accordance with the provisions of, Section 23.1(c) and
(d) hereof. Prior to any such return of the Equipment on an in place basis, upon the request of Lessor, Lessee shall, at Lessee's expense, cause an environmental audit of the premises of Lessee where the Equipment is located, including a Phase I environmental survey, to be prepared by an independent environmental audit firm reasonably acceptable to the Agent and the Investor. If such environmental audit indicates any Environmental Violation, Lessee shall also deliver to Lessor, the Investor and the Agent a Phase II environmental survey by such independent environmental audit firm prior to the return of the Equipment on an in place basis showing the completion of the remedying of such Environmental Violation in compliance with all Legal Requirements.

                  17.3. Reletting. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1 hereof, Lessor may, but shall be under no obligation to, relet any or all of the Equipment, for the account of Lessee or otherwise, for such term or terms
(which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions
(which may include concessions or free rent) and for such purposes as Lessor may determine, and Lessor may collect, receive and retain the rents resulting from such reletting. Lessor shall not be liable to Lessee for any failure to relet any Equipment or for any failure to collect any rent due upon such reletting.

                  17.4. Damages. Neither (a) the termination of this Lease as to all or any of the Equipment pursuant to Section 17.1 hereof; (b) the repossession of all or any of the Equipment; nor (c) except to the extent required by applicable law, the failure of Lessor to relet all or any of the Equipment, the reletting of all or any portion thereof, nor the failure of Lessor to collect or receive any rentals due upon any such reletting shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Lease Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to Section 17.1 hereof, Lessee shall forthwith pay to Lessor all Rent and other sums due and payable hereunder to and including the date of such termination. Thereafter, on the days on which Basic Rent or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to
Section 17.1 hereof and until the end of the Basic Term or Renewal
Term hereof or what would have been the Basic Term or Renewal Term in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages), an amount equal to the Basic Rent and Supplemental Rent that are payable under this Lease or would have been payable by Lessee hereunder if this Lease had not been terminated pursuant to Section 17.1 hereof, less the net proceeds, if any, which are actually received by Lessor with respect to the period in question of any reletting of any Equipment or any portion thereof; provided that Lessee's obligation to make payments of Basic Rent and Supplemental Rent under this Section 17.4 shall continue only so long as Lessor shall not have received the amounts specified in Section 17.5 or 17.6 hereof. In calculating the amount of such net proceeds from reletting, there shall be deducted all of Lessor's, the Investor's, the Agent's and any Lender's reasonable expenses in connection therewith, including repossession costs, brokerage or sales commissions, fees and expenses for counsel and any necessary repair or alteration costs and expenses incurred in preparation for such reletting. To the extent Lessor receives any damages pursuant to this Section 17.4, such amounts shall be regarded as amounts paid on account of Rent. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

                17.5. Acceleration of Rent. If a Lease Event of Default shall have occurred and be continuing and this Lease shall not have been terminated pursuant to Section 17.1 hereof, and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.4 hereof, Lessor may upon written notice to Lessee accelerate all payments of Basic Rent and the Residual Value
Guarantee Amount due hereunder and, upon such acceleration, Lessee shall immediately pay Lessor, as and for final liquidated damages and in lieu of all current liquidated damages on account of such Lease Event of Default beyond the date of such acceleration (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the sum of (i) all Basic Rent
(assuming a Eurodollar Reserve Rate per annum equal to the then applicable Overdue Rate) due from the date of such acceleration until the end of the Basic Term or Renewal Term; plus (ii) the Residual Value Guarantee Amount discounted to present value at a rate per annum equal to the lesser of (A) the rate then being paid on United States treasury securities with maturities corresponding to the then remaining Basic Term or Renewal Term or (B) five percent
(5%); plus (iii) all other amounts owing in respect of Rent and Supplemental Rent theretofore accruing under this Lease. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

                  17.6. Final Liquidated Damages. If a Lease Event of Default shall have occurred and be continuing, whether or not this Lease shall have been terminated pursuant to Section 17.1 hereof and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.4 hereof, Lessor shall have the right to recover, by demand to Lessee and at Lessor's election, and Lessee shall pay to Lessor, as and for final liquidated damages, and in lieu of all current liquidated damages beyond the date of such demand (it being agreed that it would be impossible accurately to determine actual damages) the sum of: (i) the Termination Value for all Equipment remaining under this Lease; plus (ii) all other amounts owing in respect of Rent and Supplemental Rent theretofore accruing under this Lease; provided, that in the event of the occurrence of a Lease Event of Default under Sections 17.1(e) or (f) hereof such amount shall become immediately due and payable. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

                  17.7. Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 17.1 hereof, Lessee waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession;
(b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Section 17.

                17.8. Assignment of Rights Under Contracts. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section
17.1 hereof, Lessee shall upon Lessor's demand (i) immediately assign, transfer and set over to Lessor all of Lessee's right, title and interest in and to (a) the Intellectual Property and each agreement executed by Lessee in connection therewith and (b) each agreement (other than those involving the Intellectual Property) executed by Lessee in connection with the purchase, construction, installation, use or operation of the Equipment (including, without limitation, all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions), as and to the extent that the same relate to the purchase, construction, installation, use or operation of the Equipment, and (ii) comply with the provisions of Section 23.1(d) hereof.

               17.9. Remedies Cumulative. The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise.

                  17.10. Lessee's Right to Cure. Notwithstanding any provision contained in this Lease or any other Operative Agreement, if a Lease Event of Default has occurred and is continuing, Lessee shall have the right to cure such Lease Event of Default by exercising its Purchase Option with respect to all (but not less than all) of the Equipment at any time prior to such time as a foreclosure upon or sale of any of the Equipment has been completed.

                  SECTION 18.       LESSOR'S RIGHT TO CURE LESSEE'S LEASE
                                    DEFAULTS.

                  Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, including the failure by Lessee to maintain the insurance required by Section 14 hereof, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon any real property owned or leased by Lessee where any Equipment is located for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All out-of-pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand.


             SECTION 19.    PROVISIONS RELATING TO LESSEE'S TERMINATION
                            OF THIS LEASE OR EXERCISE OF PURCHASE OPTIONS.

                  In connection with any termination of this Lease with respect to the Equipment pursuant to the terms of Section 16.2 hereof, or in connection with Lessee's exercise of its Purchase
Option pursuant to Section 20 hereof or its Expiration Date Purchase Option, upon the date on which this Lease is to terminate with respect to the Equipment or upon the Expiration Date with respect to the Equipment, and upon tender by Lessee of the amounts set forth in Sections 16.2(b), 20 or 21.2 hereof, as applicable, Lessor shall execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense a bill of sale transferring Lessor's entire interest in the Equipment, in each case free and clear of the Lien of the Lease and any Lessor Liens attributable to Lessor but without any other warranties from Lessor. The Equipment shall be conveyed to Lessee "AS IS" "WHERE IS" and in its then present physical condition.


                  SECTION 20.       PURCHASE OPTION.

                  Lessee shall have the option (the "Purchase Option") (exercisable by giving Lessor irrevocable written notice (the "Purchase Notice") of Lessee's election to exercise such option not less than ten (10) days prior to the date of purchase pursuant to such option) to purchase, or to designate a third party to purchase, all of the Equipment on the date specified in such Purchase Notice which date shall be a Payment Date, at a price equal to the Termination Value (the "Purchase Option Price") (which the parties do not intend to be a "bargain" purchase price) and, upon receipt of such amount plus all Rent and other amounts then due and payable under this Lease and any other Operative Agreement, Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to the Equipment in accordance with Section 19 hereof.


                  SECTION 21.       EXPIRATION.

                21.1. Expiration Date Options. Lessee shall have the following options upon the Expiration Date, exercisable with respect to all, but not less than all, of the Equipment in accordance with the following Sections hereof: (i) the Renewal Option pursuant to
Section 22 hereof; or (ii) the Expiration Date Purchase Option pursuant to Section 21.2 hereof. Such options and the Purchase
Option are an integral part of this Agreement between Lessor and Lessee, which, among other things, grants Lessee the right to use the Equipment throughout the Basic Term and any Renewal Term of the Lease, and are not intended to be construed as separate contracts between Lessor and Lessee. If Lessee does not exercise either of such options, then Lessee shall be obligated to remarket the Equipment pursuant to Section 23 hereof.

                  21.2. Expiration Date Purchase Option. Not less than one year prior to the Expiration Date, Lessee may give Lessor irrevocable written notice (the "Expiration Date Election Notice") that Lessee is electing to exercise the Expiration Date Purchase
Option.  If Lessee shall elect to exercise the Expiration Date
Purchase Option, then on the Expiration Date Lessee shall pay to Lessor an amount equal to the Termination Value for all of the Equipment (which the parties do not intend to be a "bargain price") and, upon receipt of such amount plus all Rent and other amounts then due and payable under this Lease and any other Operative
Agreement, Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to the Equipment in accordance with
Section 19 hereof.


                  SECTION 22.       RENEWAL.

                22.1. Renewal Option. At the end of the Basic Term or the then applicable Renewal Term, as the case may be, provided that no Lease Default or Lease Event of Default shall have occurred and be continuing, Lessee shall have the option (each a "Renewal
Option") to request that Lessor renew the term of this Lease for one or more periods (each, a "Renewal Term") of not less than one year or more than four years, less one day, provided, that Lessor shall have the right, in its sole discretion, to refuse to consent to any proposed Renewal Term.

                22.2. Exercise of Renewal Option. If Lessee desires to exercise its Renewal Option, it shall notify Lessor thereof not less than one year prior to the expiration of the Basic Term or the then current Renewal Term. Lessor shall notify Lessee of its consent to or denial of such request within thirty (30) days of receipt of such request. If Lessor shall have consented to such request, Lessee and Lessor shall have thirty (30) days from the date of such consent to agree upon the terms and conditions of the Renewal Term. Any such exercise shall be irrevocable as to Lessee, but be binding on Lessor only if Lessor shall have consented thereto, the parties shall have agreed on such terms and conditions and on the effective date of the Renewal Term no Lease Default or Lease Event of Default shall have occurred and be continuing.

                22.3. Terms and Conditions of Renewal Term. The terms and conditions of any Renewal Term shall be on the same terms and conditions as are set forth in this Lease for the Basic Term, with such modifications thereto, if any, as the parties hereto and to the other Operative Agreements may negotiate based upon the current credit information regarding Lessee, interest rates, market conditions and such other factors as the Investor, the Agent and the Lenders may consider relevant.


                  SECTION 23.       SALE OR RETURN.

                23.1. Sale and Return Procedures. (a) If Lessee shall be required to remarket the Equipment for Lessor pursuant to Section
21.1 hereof, Lessee shall remarket the Equipment in accordance with this Section 23.1 and make the payment to Lessor required by Section 23.1(b) hereof. During the Marketing Period, Lessee, as nonexclusive broker for Lessor, shall obtain bids for the cash purchase of the Equipment being sold to be consummated on the Expiration Date for the highest price available, shall notify Lessor promptly of the name and address of each prospective purchaser and the cash price which each prospective purchaser shall have offered to pay for such Equipment and shall provide Lessor with such additional information about the bids and the bid solicitation procedure as Lessor may reasonably request from time to time.
Lessor may reject any and all bids and may assume sole responsibility for obtaining bids or may require Lessee to return the Equipment to Lessor by giving Lessee written notice to that effect at any time; provided, however, that notwithstanding the foregoing, Lessor may not reject a bid if such bid is equal or greater than the sum of the Limited Recourse Amount and all costs and expenses referred to in clause FIRST of Section 23.2 hereof.
Upon receipt of such notice, Lessee shall surrender the Equipment to Lessor pursuant to Sections 10.1 and 23.1(c) and (d) hereof. Unless Lessor shall have given such notice, Lessee shall arrange for Lessor to sell the Equipment on the Expiration Date free of any Lessor
Liens attributable to it, without recourse or warranty, for cash to the purchaser or purchasers identified by Lessee or Lessor, as the case may be. Lessee shall surrender the Equipment so sold to such purchaser in the condition specified in Sections 10.1 and 23.1(c) hereof. Lessee shall not take or fail to take any action which would have the effect of discouraging bona fide third party bids for the Equipment. During the Marketing Period, Lessee shall be obligated to maintain at its expense the insurance coverages required under Section 14 hereof and to pay for the costs of storing the Equipment after the Expiration Date in a storage facility reasonably acceptable to Lessor.

                (b) On the Expiration Date, unless the Equipment is purchased by Lessee pursuant to exercise of its Expiration Date
Purchase Option, Lessee shall pay to Lessor the Residual Value
Guarantee Amount for the Equipment (after taking into account the application of the proceeds of any sale of the Equipment under
Section 23.1(a) hereof pursuant to the terms of this Lease, the Credit Agreement and the Trust Agreement).

                (c) If the Equipment is being sold on the Expiration Date pursuant to a remarketing or is being returned to Lessor, Lessee shall at its own risk and expense return the Equipment to Lessor or deliver it to a third party purchaser in the same condition as when delivered to Lessee hereunder, ordinary wear and tear resulting from proper use thereof excepted, and in such operating condition as is capable of performing its originally intended use, free and clear of all Liens other than Lessor Liens and otherwise in accordance with the terms of this Lease, by the assembling, crating, insuring and delivering of such Equipment by knowledgeable professionals in accordance with manufacturer's standards and specifications, if available, and if not so available, in accordance with industry standards for new equipment, with all sumps and tanks clean and dry and no Hazardous Substances located in or on the Equipment, and together with all maintenance and service records and all software and software documentation necessary for the operation of the Equipment, to such locations as Lessor or such purchaser shall specify within continental North America. Upon such delivery, Lessee shall, at its expense, reassemble the Equipment and test it to manufacturer's specifications, confirming that the Equipment is operational as a gas-fired combustion turbine capable of producing electricity at the level of output and the quality required under this Lease. Return or delivery shall be completed within fifteen (15) days after the Expiration Date or earlier termination of this Lease with respect to the Equipment. In addition to Lessor's other rights and remedies hereunder, if any item of the Equipment is not returned or delivered in a timely fashion, or if repairs are necessary to place the Equipment in the condition required in this Section 23.1(c), Lessee shall continue to pay to Lessor Rent in respect of the Equipment at the higher of the then Fair Market Rent Value for such Equipment and the last prevailing lease rate hereunder for the period of delay in redelivery, or for the period of time reasonably necessary to accomplish such repairs, together with the cost of such repairs, as applicable. Lessor's acceptance of such Rent on account of such delay or repair does not constitute a renewal of the term of this Lease or a waiver of Lessor's right to prompt return of the Equipment in proper condition.

                  (d) If any Equipment is not purchased by Lessee on the Expiration Date or if a Lease Event of Default shall have occurred and be continuing, at the option of Lessor, Lessee shall continue to provide Lessor (or a purchaser or lessee of the Equipment from Lessor) with (i) (A) a royalty-free license or assignment of all Intellectual Property, if any, and authorizations necessary to use and operate in place the Equipment for its intended purposes, and
(B) an assignment of all permits, certificates of occupancy, governmental licenses and authorizations necessary to use and operate the Equipment for its intended purposes, (ii) such ground leases, easements, licenses, rights-of-way and other rights and privileges in the nature of an easement as are reasonably necessary or desirable in connection with the use, repair, access to or maintenance in place of the Equipment as Lessor shall request (at arm's-length fair market rates), and (iii) such facility support and services agreements covering such services (including access and utilities) as Lessor may request in order to use and operate the Equipment in place for its intended purposes at such rates (not in excess of arm's-length fair market rates) as shall be acceptable to Lessor and Lessee. All assignments, licenses, easements, agreements and other deliveries required by clauses (i), (ii) and (iii) of this paragraph (d) shall be in form satisfactory to Lessor and shall be fully assignable (including both primary assignments and assignments given in the nature of security) without payment of any fee, cost or other charge. Prior to any such return of the Equipment on an in place basis, upon the request of Lessor, Lessee shall, at Lessee's expense, cause an environmental audit of the premises of Lessee where the Equipment is located, including a Phase I environmental survey, to be prepared by an independent environmental audit firm reasonably acceptable to the Agent and the Investor. If such environmental audit indicates any Environmental Violation, Lessee shall also deliver to Lessor, the Investor and the Agent a Phase II environmental survey by such independent environmental audit firm prior to the return of the Equipment on an in place basis showing the completion of the remedying of such Environmental Violations in compliance with all Legal Requirements.


                  23.2. Application of Proceeds of Sale. Lessor shall apply the proceeds of sale of items of Equipment in the following order of priority:

                  (i) FIRST, to pay or to reimburse Lessor for the payment of all reasonable costs and expenses incurred by Lessor in connection with the sale;

                  (ii) SECOND, so long as the Credit Agreement is in effect, to the Agent to be applied pursuant to the provisions of the Credit Agreement;

                  (iii) THIRD, to the Owner Trustee to be applied pursuant to the provisions of the Trust Agreement; and

                  (iv)     FOURTH, to Lessee.

                  23.3. Indemnity for Excessive Wear. If the proceeds of the sale described in Section 23.1 with respect to the Equipment, less all expenses incurred by Lessor in connection with such sale, shall be less than the Limited Recourse Amount with respect to the Equipment, and at the time of such sale it shall have been determined (pursuant to the Appraisal Procedure) that the Fair Market Sales Value of the Equipment shall have been impaired by greater than expected wear and tear during the term of the Lease, Lessee shall pay to Lessor within ten (10) days after receipt of Lessor's written statement (i) the amount of such excess wear and tear determined by the Appraisal Procedure or (ii) the amount of the Net Sale Proceeds Shortfall, whichever amount is less.

                  23.4. Appraisal Procedure. For determining the Fair Market Sales Value of the Equipment or any other amount which may, pursuant to any provision of any Operative Agreement, be determined by an appraisal procedure, Lessor and Lessee shall use the following procedure (the "Appraisal Procedure"). Lessor and Lessee shall endeavor to reach a mutual agreement as to such amount for a period of ten (10) days from commencement of the Appraisal Procedure under the applicable section of the Lease, and if they cannot agree within ten (10) days, then two qualified appraisers, one chosen by Lessee and one chosen by Lessor, shall mutually agree thereupon, but if either party shall fail to choose an appraiser within twenty (20) days after notice from the other party of the selection of its appraiser, then the appraisal by such appointed appraiser shall be binding on Lessee and Lessor. If the two appraisers cannot agree within twenty (20) days after both shall have been appointed, then a third appraiser shall be selected by the two appraisers or, failing agreement as to such third appraiser within thirty (30) days after both shall have been appointed, by the American Arbitration Association. The decisions of the three appraisers shall be given within twenty (20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two shall be discarded and such average shall be binding on Lessor and Lessee; provided that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Lessor and Lessee. The fees and expenses of the appraiser appointed by Lessee shall be paid by Lessee; the fees and expenses of the appraiser appointed by Lessor shall be paid by Lessor (such fees and expenses not being indemnifiable pursuant to Section 13 of the Participation Agreement); and the fees and expenses of the third appraiser shall be divided equally between Lessee and Lessor.

                  23.5. Certain Obligations Continue. During the Marketing Period, the obligation of Lessee to pay Rent with respect to the Equipment (including the installment of Basic Rent due on the expiration date of the Basic Term or Renewal Term, as the case may
        be) shall continue undiminished until payment in full to Lessor of the sale proceeds, if any, the Residual Value Guarantee Amount, the amount due under Section 23.3, if any, and all other amounts due to Lessor with respect to such Equipment. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Section 23.


                  SECTION 24.       HOLDING OVER.

                  If Lessee shall for any reason remain in possession of the Equipment after the expiration or earlier termination of this Lease as to the Equipment (unless the Equipment is conveyed to Lessee), such possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to the Equipment and Lessee shall pay Basic Rent at an annual rate equal to one hundred ten percent (110%) of the higher of the then Fair Market Rent Value for such Equipment and the annual Basic Rent payable hereunder immediately preceding such expiration or earlier termination. Such Basic Rent shall be payable from time to time upon demand by Lessor. During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder. Nothing contained in this Section 24 shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease as to the Equipment (unless the Equipment is conveyed to Lessee) and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of such Equipment or exercising any other remedy available to Lessor at law or in equity.


                  SECTION 25.       RISK OF LOSS.

                  During the Basic Term and any Renewal Term, unless
        Lessee shall not be in actual possession of the Equipment in question solely by reason of Lessor's exercise of its remedies of dispossession under Section 17 hereof, the risk of loss of or decrease in the enjoyment and beneficial use of the Equipment as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.


                  SECTION 26.       SUBLETTING.

                  26.1. Subletting and Assignment. Lessee may not assign this Lease or any of its rights or obligations hereunder in whole or in part; provided, that Lessee may sublease or assign this Lease to an Affiliate of Lessee so long as Lessee remains directly and primarily liable for all obligations of Lessee under this Lease and the other Operative Agreements. No sublease or other relinquishment of possession of any Equipment shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to the Equipment so sublet. Any sublease of any Equipment shall be made expressly subject to and subordinated to this Lease and to the rights of Lessor hereunder, and shall expressly provide for the surrender of the Equipment after a Lease Event of Default hereunder. All such subleases shall expressly provide for termination at or prior to the earlier of the Expiration Date or the termination of this Lease pursuant to Section 17 hereof.

                  26.2. Subleases. Promptly following the execution and delivery of any sublease permitted by this Section 26, Lessee shall deliver a copy of such executed sublease to Lessor.


                  SECTION 27.       NO WAIVER.

                  No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.


                  SECTION 28.       ACCEPTANCE OF SURRENDER.

                  No surrender to Lessor of this Lease or of all or any item of any Equipment or of any interest therein (other than as specifically permitted herein) shall be valid or effective unless agreed to and accepted in writing by Lessor, and no act by Lessor or any representative or agent of Lessor, other than a written acceptance, shall constitute an acceptance of any such surrender.


                  SECTION 29.       NOTICES.

                  All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered personally or by a nationally recognized overnight courier service or mailed (by registered or certified mail, return receipt requested, postage prepaid), addressed to the respective parties, as follows:

                  If to Lessee:
                                   Kansas City Power & Light Company
                                   1201 Walnut Street
                                   Kansas City, Missouri 64106

                                   Attention:        Chief Financial Officer
                                   Telephone No.:             (816) 556-2555
                                   Telecopy No.:              (816) 556-2992

                  If to Lessor:
                                   First Security Bank of Utah, N.A.
                                   79 South Main Street
                                   Salt Lake City, Utah 84111

                                   Attention:       Corporate Trust Department
                                   Telephone No.:             (801) 246-5630
                                   Telecopy No.:              (801) 246-5053

                  In each case, with a copy to the Investor and the Agent as follows:

                  Investor:
                                   Deutsche Bank AG, New York Branch
                                   31 West 52nd Street
                                   New York, New York 10019

                                   Attention:     John L. Quinn
                                                  Corporate Finance Operations
                                   Telephone No.:             (212) 474-8229
                                   Telecopy No.:              (212) 474-7880


                  with a copy to:  Deutsche Bank AG, New York Branch
                                   31 West 52nd Street
                                   New York, New York 10019

                                   Attention: Sarah K. Pennington,
                                              Contracts Administrator,
                                              International Leasing Group
                                   Telephone No.:  (212) 474-7393
                                   Telecopy No.:  (212) 474-7398

                  Agent:           Deutsche Bank AG, New York Branch
                                   31 West 52nd Street
                                   New York, New York 10019


                                   Attention:  John L. Quinn
                                               Corporate Finance Operations
                                   Telephone No.:   (212) 474-8229
                                   Telecopy No.:    (212) 474-7880


                  with a copy to:  Deutsche Bank AG, New York Branch
                                   31 West 52nd Street
                                   New York, New York 10019

                                   Attention: Sarah K. Pennington,
                                              Contracts Administrator,
                                              International Leasing Group
                                   Telephone No.:  (212) 474-7393
                                   Telecopy No.:  (212) 474-7398

        or such additional parties and/or other address as such party may hereafter designate , and shall be effective upon receipt or refusal thereof.


                  SECTION 30.       MISCELLANEOUS.

                  30.1. Survival and Severability. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any provision of this Lease shall be held to be unenforceable in any jurisdiction, such unenforceability shall not affect the enforceability of any other provision of this Lease in such jurisdiction or of such provision or of any other provision hereof in any other jurisdiction.

                  30.2. Amendments and Modifications. Neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by Lessor and Lessee.

                  30.3. Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  30.4. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

                  30.5. Headings. The Table of Contents and headings of the various Sections of this Lease are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

                  30.6. GOVERNING LAW. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION
5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ANY
OTHER CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION) AS TO
ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                30.7. Limitations on Recourse. Notwithstanding anything contained in this Lease to the contrary, Lessee agrees to look solely to Lessor's interest in the Trust Estate for the collection of any judgment requiring the payment of money by Lessor or Investor in the event of liability by Lessor or Investor, and no other property or assets of Lessor or Investor or any shareholder, owner or partner (direct or indirect) in or of Lessor or Investor, or any director, officer, employee, beneficiary, or Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee's remedies under or with respect to this Lease, the relationship of Lessor or Investor and Lessee hereunder or Lessee's use of the Equipment or any other liability of Lessor or Investor to Lessee. Nothing in this Section shall be interpreted so as to limit the terms of Sections 6.1 or 6.2.

                        [signature page follows]

                IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date first above written.

                       FIRST SECURITY BANK OF UTAH, N.A.,
                        not in its individual capacity, but
                        solely as Owner Trustee, as Lessor

                        By:     /s/ Val T. Orton
                        Name:   Val T. Orton
                        Title:  Vice President


                        KANSAS CITY POWER & LIGHT COMPANY,
                        as Lessee

                        By:     /s/ J. DeStefano
                        Name:   J. DeStefano
                        Title:  Vice President-Finance and
                                Treasurer


[Receipt of this original counterpart
of the foregoing Lease is hereby
acknowledged as the date hereof.]

FIRST SECURITY BANK OF UTAH, N.A.,
not in its individual capacity, but
solely as Owner Trustee


By:      /s/ Val T. Orton
Name:    Val T. Orton
Title:   Vice President

c:\docs\tjo\deutsche\kcp&l\lease.3

                        EXHIBIT A TO THE LEASE

                     [FORM OF EQUIPMENT SCHEDULE]
                        EQUIPMENT SCHEDULE NO.

            Forming a part of Lease Agreement dated as of October ___, 1995 (the "Lease"), between First Security Bank of Utah, N.A., not in its individual capacity, but solely as Owner Trustee, as Lessor (the "Lessor"), and Kansas City Power & Light Company, as Lessee
(the "Lessee").

            1. EQUIPMENT. The Equipment leased hereunder shall be as set forth in the schedule attached hereto as Annex A.

                           TOTAL EQUIPMENT  COST:  $____________


            2. TERM. Upon and after the date of execution hereof, the Equipment shall be subject to the terms and conditions provided herein and in the Lease (which is incorporated herein by reference).


            3. RENT. From and after the date hereof, the Basic Rent for said Equipment during the Basic Lease Term shall be payable on the dates and in the amounts set forth in Section 3 of the Lease which is incorporated herein by reference.

            4. LESSEE CONFIRMATION. Lessee hereby confirms and warrants to Lessor that the Equipment: (a) was duly delivered to Lessee on or prior to the date hereof at the locations specified in
Section 5 hereof; (b) has been received, inspected and determined to be in compliance with all applicable specifications and that the Equipment is hereby accepted for all purposes of the Lease; and (c) is a part of the "Equipment" referred to in the Lease and is taken subject to all terms and conditions therein and herein provided.

            5. LOCATION OF EQUIPMENT. The locations of the Equipment are specified on the Schedule of Equipment attached hereto as Annex
A.

            6. FINANCING STATEMENTS. Annex B attached hereto specifies the location of all UCC financing statements or other similar documents under applicable law covering the Equipment.


Date of Execution:  ____________, ____


FIRST SECURITY BANK OF                   KANSAS CITY POWER & LIGHT COMPANY
UTAH, N.A., not in individual
capacity, but solely as Owner Trustee

By:                                      By:
Name:                                    Name:
Title:                                   Title:

                                                                 ANNEX A TO
                                                         EQUIPMENT SCHEDULE


                                 EQUIPMENT

Approved by _____________________________   Page No. ___ of ___ total pages
                  (Lessee to initial each
                   page)

Attached Bill of Sale dated              Equipment located at:

_______________, ____                    ________________________________
                            and                     Street No.
                                         ________________________________
Equipment Schedule No. ___.              City      County    State    Zip



                                         This location is  x  owned,   leased,
                                              mortgaged.


Manufacturer and/or
Vendor Name &
Invoice No.                     Description             Equipment Cost









                            See Schedule 1 Attached

                                                                ANNEX B TO
                                                        EQUIPMENT SCHEDULE


                         FINANCING STATEMENTS COVERING
                                   EQUIPMENT


Secured Party   Statement No.   Filing Date     Filing Location

                                                    EXHIBIT B TO THE LEASE


                      OTHER NAMES AND LOCATIONS OF LESSEE


None.

                                                    EXHIBIT C TO THE LEASE
                                        [FORM OF
                             PURCHASE AGREEMENT ASSIGNMENT]

     This Purchase Agreement Assignment, dated ________ ___, ____, is between Kansas City Power & Light Company, a Missouri corporation ("Assignor"), and First Security Bank of Utah, N.A., a national banking association, not in its individual capacity, but solely as Owner Trustee ("Assignee").

         WHEREAS, Assignor has entered into purchase agreements or purchase orders (collectively the "Purchase Agreement") between Assignor and ("Vendor"), providing for the sale to Assignor of various equipment, as more
fully described on Equipment Schedule No.     (the "Equipment Schedule")
attached as Exhibit A hereto and made a part hereof (the "Equipment"); and

         WHEREAS, Assignor desires that Assignee acquire the Equipment from Vendor and lease the Equipment to Assignor pursuant to the terms of the Lease Agreement dated as of October ___, 1995, as supplemented by the Equipment Schedule (the "Lease").

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Assignor does hereby sell, assign, transfer and set unto Assignee all of Assignor's right, title and interest in, under and to the Purchase Agreement and in and to the Equipment and all product support, warranty and indemnification provisions and software and software licenses related thereto. Assignee hereby accepts such assignment.

         2. Assignor may not amend, modify, rescind or terminate the Purchase Agreement in any manner which would have an adverse effect on Assignee without the prior written consent of Assignee, which consent shall not be unreasonably withheld.

         3. It is agreed that, anything herein contained to the contrary notwithstanding: (a) Assignor shall at all times remain liable to Vendor under the Purchase Agreement to perform all the duties and obligations of the purchaser thereunder to the same extent as if this Agreement had not been executed, and Assignee does not assume and shall not be obligated to perform any of these duties and obligations, and (b) the exercise by Assignee of any of the rights assigned hereunder shall not release Assignor from its duties or obligations to Vendor under the Purchase Agreement.

         4. Assignor agrees at any time and from time to time and at its own expense upon written request of Assignee to promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Assignee may reasonably request in order to obtain the full benefits of this Agreement and of the rights and powers granted herein.

         5. Assignor does hereby represent and warrant that: (a) the Purchase Agreement is in full force and effect and enforceable in accordance with its terms and Assignor is not in default thereunder, (b) Assignor has the legal right to enter into this Agreement, and (c) the Purchase Agreement is free from all claims, security interests, liens and encumbrances, except for the interest being conveyed hereunder and the interest of Assignor therein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on or as of the day and year first above written.

                            KANSAS CITY POWER & LIGHT COMPANY,
                            Assignor


                            By:
                            Title:



                            FIRST SECURITY BANK OF UTAH, N.A., not in its individual capacity, but solely as Owner Trustee, Assignee

                            By:
                            Title:

                       CONSENT AND ACKNOWLEDGMENT OF
                        PURCHASE AGREEMENT ASSIGNMENT



          The undersigned hereby consents to the attached Purchase Agreement Assignment between Assignor and Assignee and consents to and accepts said Assignment on and subject to the terms and conditions therein set forth.



                                             [VENDOR]



                                             By:

                                             Title:

                                             Date:

                                                    EXHIBIT D TO THE LEASE


                       [FORM OF BILL OF SALE]

KNOW ALL MEN BY THESE PRESENTS THAT _______________________
("Seller"), for and in consideration of the sum of $10.00 and other good and valuable consideration, in hand paid by First Security Bank of Utah, N.A., not in its individual capacity, but solely as Owner Trustee under that certain Trust Agreement dated as of October __, 1995 (the "Trust Agreement"), and First Security Bank of New Mexico, N.A., not in its individual capacity, but solely as Co-Trustee under the Trust Agreement (collectively, "Purchaser"), the receipt of which is hereby acknowledged, grants, bargains, sells, conveys, transfers and delivers all right, title and interest unto Purchaser, its successors and assigns forever to the equipment described on Schedule A attached hereto and made a part hereof (the "Equipment"), free and clear of any and all liens, claims, charges and encumbrances.

Seller does hereby agree to and with Purchaser, its successors and assigns, to warrant and defend title to the aforesaid Equipment hereby sold unto Purchaser, its successors and assigns against all and every person and persons whomsoever.

Seller hereby represents and warrants to Purchaser that Seller is the record and beneficial owner of such Equipment and that Seller has full right, power and authority to sell the Equipment and to make this Bill of Sale.

Seller, for itself and its successors and assigns further covenants and agrees to do, execute and deliver, or to cause to be done, executed or delivered, all such further acts, transfers and assurances, for the better assuring, conveying and confirming unto Purchaser and its successors and assigns the rights and interests in the Equipment hereby bargained, sold, assigned, transferred, set over and conveyed, as Purchaser and its successors and assigns shall reasonably request.

This Bill of Sale and the representations, warranties and covenants herein contained shall inure to the benefit of Purchaser and its successors and assigns, shall be binding upon Seller and its successors, assigns and transferees, and shall survive the execution and delivery hereof.

IN WITNESS WHEREOF, Seller has hereunto set its hand by an officer as of this _____ day of _____________, ____.

                                       [VENDOR]

                                       By:

                                       Title: